UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 1, 2024, AAR CORP., a Delaware corporation (the “Company”), completed:

●	the previously announced acquisition of the Product Support Business (the “Triumph Group Product Support Business Acquisition”) from (i) Triumph Group, Inc., a Delaware corporation (“Triumph Group”), and (ii) Triumph Aftermarket Services Group, LLC, a Delaware limited liability company, Triumph Group Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Triumph Group, Triumph Group Acquisition Holdings, Inc., a Delaware corporation, and The Triumph Group Operations, Inc., a Delaware corporation (the “Wellington Seller” and, collectively, the “Sellers”), pursuant to the Securities and Asset Purchase Agreement, dated December 21, 2023 (the “SAPA”), among the Company and the Sellers; and

●	the financings related to the Triumph Group Product Support Business Acquisition, including the Note Offering and the Amended Revolving Credit Facility (in each case, as defined below).

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes, Base Indenture and Supplemental Indenture

On March 1, 2024, AAR Escrow Issuer, LLC (the “Escrow Issuer”), a Delaware limited liability company and wholly owned subsidiary of the Company, issued $550,000,000 aggregate principal amount of its 6.750% Senior Notes due 2029 (the “Notes”) to fund a portion of the purchase price for the Triumph Group Product Support Business Acquisition (the “Note Offering”). The Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of March 1, 2024, between the Escrow Issuer and Wilmington Trust, National Association (the “Trustee”), as trustee, and a First Supplemental Indenture, dated as of March 1, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Note Guarantors (as defined below) and the Trustee.

In connection with the consummation of the Note Offering, (a) the Escrow Issuer merged with and into the Company, with the Company continuing as the surviving entity, (b) the Company assumed all obligations of the Escrow Issuer under the Notes and the Indenture and became the issuer of the Notes thereunder and (c) the Company’s domestic subsidiaries that guarantee the Amended Revolving Credit Facility (as defined below) (collectively, the “Note Guarantors”) guaranteed (the “Note Guarantees”) all of the Company’s obligations under the Notes and the Indenture.

The Notes and the Note Guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Interest and Maturity

The Notes bear interest at a rate of 6.750% per annum, payable semiannually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2024. The Notes will mature on March 15, 2029.

Note Guarantees

The Notes are jointly and severally guaranteed by each of the Note Guarantors.

Ranking

The Notes and the Note Guarantees are the general unsecured obligations of the Company or each of the Note Guarantors and, as applicable, (i) rank equal in right of payment to all of the Company’s or such Note Guarantor’s existing and future senior indebtedness, (ii) rank senior in right of payment to all of the Company’s or such Note Guarantor’s obligations that are, by their terms expressly subordinated in right of payment to the Notes or the Note Guarantees, (iii) are effectively subordinated to all of the Company’s or such Note Guarantor’s secured indebtedness, to the extent of the value of the assets securing such indebtedness and (iv) in the case of the Note Guarantees, are structurally subordinated to indebtedness and other liabilities of the Company’s subsidiaries that are not Note Guarantors.

Optional Redemption

At any time prior to March 15, 2026, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date plus an applicable “make-whole” premium. At any time prior to March 15, 2026, the Company may also redeem up to 40% of the Notes with net cash proceeds of certain equity offerings at a redemption price equal to 106.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after March 15, 2026, the Company may redeem the Notes, in whole or in part, at specified redemption prices set forth in the Indenture.

Change of Control

Upon the occurrence of a “change of control,” as defined in the Indenture, the Company may be required to offer to repurchase all of the outstanding principal amount of the Notes at a purchase price of 101.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Covenants and Events of Default

The Indenture contains customary covenants, including limitations on the ability of the Company and its restricted subsidiaries to (i) incur debt, certain disqualified stock and preferred stock, (ii) create liens, (iii) pay dividends or distributions or redeem or repurchase equity, (iv) prepay subordinated debt or make certain investments, (v) transfer and sell assets, (vi) engage in consolidations, mergers or dispositions of all or substantially all of their assets, (vii) enter into agreements that restrict dividends, loans and other distributions from subsidiaries and (viii) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications described in the Indenture. In addition, the Indenture contains a number of customary events of default, including, among other things, payment default, failure to comply with covenants or agreements contained in the Indenture or the Notes and certain provisions related to bankruptcy events.

Amended Revolving Credit Facility

On March 1, 2024, the Company entered into an amendment (the “Revolver Amendment”) to the Credit Agreement, dated as of December 14, 2022, among the Company, as borrower, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent, which governs the Company’s existing revolving credit facility (the revolving credit facility as amended by the Revolver Amendment, the “Amended Revolving Credit Facility”). Among other things, the Revolver Amendment (i) increased the aggregate commitments under the Amended Revolving Credit Facility to $825.0 million, (ii) increased the maximum leverage ratio permitted under the financial covenants applicable to the Amended Revolving Credit Facility and (iii) included an additional pricing level that will increase the interest rate margins on the Amended Revolving Credit Facility to 250 basis points (in the case of SOFR loans) and 150 basis points (in the case of Base Rate loans) if the Company’s adjusted total debt to EBITDA ratio exceeds 3.75:1.00.

In connection with the Revolver Amendment, the Company borrowed approximately $186.2 million under the Amended Revolving Credit Facility to fund a portion of the purchase price for the Triumph Group Product Support Business Acquisition.

The foregoing descriptions of the Notes, the Base Indenture, the Supplemental Indenture and the Revolver Amendment, including the Amended Revolving Credit Facility, do not purport to be complete and are subject to, and qualified in each case in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibits 4.2, 4.1, 4.3 and 10.1, respectively, and are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2024, the Company completed the Triumph Product Support Business Acquisition pursuant to the SAPA for a purchase price of $725.0 million, subject to customary adjustments as set forth in the SAPA. The information set forth above in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The foregoing description of the SAPA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SAPA, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2023, and the terms of which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On March 1, 2024, the Company issued a press release announcing the completion of the Triumph Group Product Support Business Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 14, 2024, the Company issued a press release announcing the pricing of the Note Offering. The text of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business to be acquired.

The combined financial statements of the Triumph Group Product Support Business as of and for the year ended March 31, 2023 and the audit report thereon of Ernst & Young, LLP, independent auditors, are incorporated into this Item 9.01(a) by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2024.

The unaudited combined financial statements of the Triumph Group Product Support Business as of December 31, 2023 and for the nine months ended December 31, 2023 are incorporated into this Item 9.01(a) by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2024.

(b) Pro forma financial information.

The Company’s unaudited pro forma condensed combined statements of income (loss) for the six months ended November 30, 2023, the unaudited pro forma condensed combined statements of income for the twelve months ended November 30, 2023 and the year ended May 31, 2023, and the unaudited pro forma condensed combined balance sheet as of November 30, 2023, each with related notes thereto, are attached as Exhibit 99.5 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

2.1*	Securities and Asset Purchase Agreement, dated as of December 21, 2023, by and among the Company, Triumph Group, Triumph Aftermarket Services Group, LLC, Triumph Group Acquisition Corp., Triumph Group Acquisition Holdings, Inc., and The Triumph Group Operations, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2023)

4.1	Base Indenture, dated as of March 1, 2024, by and between the Escrow Issuer and the Trustee

4.2	Form of 6.750% Senior Note due 2029 (included in Exhibit 4.1)

4.3	First Supplemental Indenture, dated as of March 1, 2024, by and among the Company, the Note Guarantors and the Trustee

10.1	Revolver Amendment, dated as of March 1, 2024, by and among the Company, as borrower, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent

99.1	Triumph Group Product Support Business Acquisition press release

99.2	Note Offering press release

99.3	Audited combined financial statements of the Triumph Group Product Support Business as of and for the year ended March 31, 2023 and the report of Ernst & Young LLP, independent auditors (incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2024)

99.4	Unaudited combined financial statements of the Triumph Group Product Support Business as of December 31, 2023 and for the nine months ended December 31, 2023 (incorporated by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2024)

99.5	Unaudited pro forma condensed combined statements of income for the six and twelve months ended November 30, 2023 and the year ended May 31, 2023 of the Company, and unaudited pro forma condensed combined balance sheet as of November 30, 2023 of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAR CORP.

Date: March 1, 2024	/s/ Jessica A. Garascia
Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary